EXHIBIT 99.1

News Release

FOR IMMEDIATE RELEASE

Contacts:	Media Relations:	Investor Relations:
	Sheri Woodruff	John Roselli
	610-893-9555 Office	610-893-9559 Office
	609-933-9243 Mobile	john.roselli@tycoelectronics.com
	swoodruff@tycoelectronics.com	Keith Kolstrom
610-893-9551 Office
keith.kolstrom@tycoelectronics.com

TYCO ELECTRONICS REPORTS FISCAL FOURTH QUARTER AND FULL-YEAR 2008 RESULTS

Fourth Quarter Highlights

•                  Net Sales Increased 6 Percent to $3.7 Billion; Organic Sales Growth of 2 Percent

•                  Earnings Per Share (EPS) From Continuing Operations of $0.23 on a GAAP Basis; Adjusted EPS of $0.69, an Increase of 19 Percent Over Prior Year

Full-Year Highlights

•                  Net Sales Increased 14 Percent to $14.8 Billion; Organic Sales Growth of 8 Percent

•                  EPS From Continuing Operations of $3.28 on a GAAP Basis; Adjusted EPS of $2.67, an Increase of 25 Percent Over Prior Year

First Quarter Outlook

•                  Company Expects a Sales Decline of 16 to 19 Percent With Organic Sales Decline of 12 to 15 Percent

•                  EPS From Continuing Operations Expected to be $0.19 to $0.23; Adjusted EPS Expected to be in Range of $0.24 to $0.28, Which Includes Approximately $0.10 of Currency Losses

PEMBROKE, Bermuda — Nov. 6, 2008 — Tyco Electronics Ltd. (NYSE: TEL; BSX: TEL) today reported results for the fiscal fourth quarter and full-year ended Sept. 26, 2008.  The company reported net sales of $3.7 billion for the fiscal fourth quarter, an increase of 6 percent over the prior-year period.  Excluding currency effects, organic sales growth was 2 percent.  GAAP diluted earnings per share (EPS) from continuing operations were $0.23 for the quarter, compared to $0.48 in the prior-year period.  Included in EPS from continuing operations were $0.46 of net charges — primarily related to $0.29 per share of restructuring costs and $0.23 per share of charges related to asset impairments, partially offset by $0.06 per share of income related to tax and other items.  This compares to $0.10 per share of charges in the prior-year quarter.  Adjusted EPS from continuing operations were $0.69 in the quarter, an increase of 19 percent over last year’s adjusted EPS of $0.58.

For the full-year ended Sept. 26, 2008, net sales were $14.8 billion, an increase of 14 percent over the prior year.  Organic sales growth was 8 percent, driven by growth in all segments.  GAAP diluted EPS from continuing operations were $3.28 for the year, compared to a loss of $0.36 in the prior year.  Included in EPS from continuing operations was $1.23 per share of income related to tax items which was partially offset by $0.37 per share of restructuring costs, $0.25 per share of charges related to asset impairments and other charges — compared to $0.14 per share of restructuring costs and $2.36 per share of other charges in the prior year.  Adjusted EPS from continuing operations were $2.67 for the year, an increase of 25 percent over last year’s adjusted EPS of $2.14.

“Our fourth quarter results were in line with our expectations and capped a solid first year of progress toward our strategic objectives,” said Tyco Electronics Chief Executive Officer Tom Lynch.  “However, since late September we have seen a sharp decrease in demand in most of our key end markets, especially in European automotive.  This is driving the significant decline in our first quarter outlook.  In response to these conditions, we are taking actions to accelerate our restructuring efforts and to reduce overhead.”

Organic Sales Growth, Adjusted Operating Income, Adjusted EPS, Adjusted Operating Margin and Free Cash Flow are all non-GAAP financial measures and are described at the end of this press release.  For a reconciliation of these non-GAAP measures, see the attached tables.  All dollar amounts are pre-tax and stated in millions.  All comparisons are to the quarter ended Sept. 28, 2007 unless otherwise indicated.

($ in millions)	Sept 26, 2008	Sept 28, 2007	$ Change	% Change
Net Sales	$3,706	$3,488	$218	6%
Operating Income	$236	$416	$(180)	NM
Restructuring-Related Costs	$(131)	$(58)
Other Items, Net	$(137)	$(15)
Adjusted Operating Income	$504	$489	$15	3%
Operating Margin	6.4%	11.9%
Adjusted Operating Margin	13.6%	14.0%

GAAP operating income was $236 million, compared to $416 million in the prior-year period.  The operating margin on a GAAP basis was 6.4 percent.  Included in the current quarter operating income were restructuring costs of $131 million and $137 million of impairment charges related to goodwill and other assets.  Included in prior-year operating income were $58 million of restructuring costs, $19 million of separation-related costs and $4 million of income for the company’s share of an insurance recovery related to Tyco International’s securities class action litigation settlement.  Excluding these items in both periods, adjusted operating income was $504 million compared to $489 million a year ago, an increase of 3 percent.  The adjusted operating margin was 13.6 percent, compared to 14.0 percent a year ago — primarily reflecting declines in the company’s Electronic Components and Network Solutions segments partially offset by higher volumes in the Undersea Telecommunications segment.

CASH FLOW

Free cash flow was $476 million in the quarter, a slight decrease from the prior-year quarter, primarily reflecting higher capital expenditures.  For the full year, free cash flow was $1.4 billion compared to $837 million a year ago.   The increase was primarily due to higher income levels and lower capital expenditures compared to the prior-year period.

OTHER ITEMS

•                  The company completed the sales of the Radio Frequency Components and Subsystems business for $427 million in cash and the automotive radar sensors business for $42 million in cash during the fourth quarter.  As a result, the company recorded pre-tax gains of $215 million, which are included in Income from Discontinued Operations.

•                  The company entered into a definitive agreement to sell its Battery Systems business for $30 million in cash.  A pre-tax impairment charge of $22 million was recorded in the fourth quarter to write the carrying value down to the negotiated sale price.  The results of this business are included in the Electronic Components segment.  The company expects to complete this transaction in the spring of 2009.

•                  As a result of its annual goodwill assessment, the company recorded a goodwill impairment of $103 million related to its Application Tooling business in the Electronic Components segment.

•                  The company recorded $22 million of income related to various tax matters, including a tax settlement.

ORDERS

Total company orders grew 2 percent compared to the prior year.  On an organic basis, excluding the effects of currency translation, orders declined 2 percent and the book-to-bill ratio was 0.90.  Excluding the company’s Undersea Telecommunications and Wireless Systems segments, which are project-oriented businesses with uneven order patterns, orders declined 1 percent overall and 6 percent organically in the quarter, and the book-to-bill ratio was 0.94.  Order rates in the Electronic Components segment declined 8 percent organically compared to the prior year, reflecting weakness in most end markets.

FIRST QUARTER FISCAL 2009 OUTLOOK

For the first quarter of fiscal 2009, the company expects a sales decline of 16 to 19 percent below prior-year sales of $3.6 billion, with an organic sales decline of 12 to 15 percent.  The company further expects diluted EPS from continuing operations of $0.19 to $0.23, which includes restructuring costs of approximately $0.05 per share.  Adjusted EPS from continuing operations are expected to be $0.24 to $0.28, compared to adjusted EPS of $0.62 in the prior-year period.  The adjusted EPS guidance includes $0.10 per share of estimated losses related to foreign currency hedging activity.  These estimated losses include the mark-to-market of forward exchange currency contracts due to significant volatility in currencies during the month of October, particularly in Eastern European countries.  This outlook assumes current foreign exchange rates.

SEGMENT RESULTS

Tyco Electronics is comprised of four reporting segments: Electronic Components, Network Solutions, Undersea Telecommunications and Wireless Systems.

Electronic Components

The Electronic Components segment is one of the world’s largest suppliers of passive electronic components, including connectors and interconnect systems, relays, switches, circuit protection devices, touchscreens, sensors, and wire and cable.

($ in millions)	Sept 26, 2008	Sept 28, 2007	$ Change	% Change	Organic Growth
Net Sales	$2,713	$2,630	$83	3%	(2)%
Operating Income	$99	$347	$(248)	(71)%
Restructuring-Related Costs	$(125)	$(23)
Other Items	$(145)	$0
Adjusted Operating Income	$369	$370	$(1)	0%
Operating Margin	3.6%	13.2%
Adjusted Operating Margin	13.6%	14.1%

Sales in the segment grew 3 percent year over year and declined 2 percent organically.  On an organic basis, growth in the industrial (+13 percent), aerospace and defense (+9 percent) and communications (+4 percent) markets was more than offset by sales declines in the automotive (-6 percent) and computer (-11 percent) markets.  In automotive, growth of 8 percent in Asia was more than offset by declines of 7 percent in Europe and 26 percent in North America.

Operating income decreased by $248 million and adjusted operating income was flat.  The adjusted operating margin decreased due primarily to the organic sales decline.  Restructuring costs in the quarter were $125 million and other charges were $145 million, compared to $23 million of restructuring costs in the prior-year quarter.

Network Solutions

The Network Solutions segment is one of the world’s largest suppliers of infrastructure components and systems for the communication service provider, building networks and energy markets.

($ in millions)	Sept 26, 2008	Sept 28, 2007	$ Change	% Change	Organic Growth
Net Sales	$561	$522	$39	7%	3%
Operating Income	$66	$46	$20	43%
Restructuring-Related Costs	$(5)	$(31)
Adjusted Operating Income	$71	$77	$(6)	(8)%
Operating Margin	11.8%	8.8%
Adjusted Operating Margin	12.7%	14.8%

Segment sales grew 7 percent compared to the prior-year quarter, or 3 percent organically.  On an organic basis, sales to the building networks and energy markets grew 6 percent and 5 percent respectively, while sales to the communication service provider market declined 4 percent.

Operating income increased by $20 million and adjusted operating income decreased by $6 million.  The decrease in the adjusted operating margin primarily relates to a lower-margin sales mix and lower productivity levels in the communication service provider business due to the sales decline.  Restructuring costs in the quarter were $5 million, compared to $31 million in the prior-year quarter.

Undersea Telecommunications

The company’s Undersea Telecommunications segment is a world leader in developing, manufacturing, installing and maintaining the world’s most advanced fiber optic undersea networks.

($ in millions)	Sept 26, 2008	Sept 28, 2007	$ Change	% Change	Organic Growth
Net Sales	$301	$213	$88	41%	42%
Operating Income	$39	$19	$20	105%
Restructuring-Related Costs	$(2)	$(2)
Adjusted Operating Income	$41	$21	$20	95%
Operating Margin	13.0%	8.9%
Adjusted Operating Margin	13.6%	9.9%

Sales in the segment grew 42 percent organically versus the prior year, due to continued investment in undersea fiber optic network capacity, primarily in emerging markets.  Adjusted operating income increased $20 million and the adjusted operating margin increased to 13.6 percent, driven by higher sales levels.  Restructuring-related costs were $2 million in both the current and prior-year quarters.

Wireless Systems

The Wireless Systems segment is a leading innovator of wireless technology for critical communications.

($ in millions)	Sept 26, 2008	Sept 28, 2007	$ Change	% Change	Organic Growth
Net Sales	$131	$123	$8	7%	6%
Operating Income	$24	$19	$5	26%
Restructuring-Related Costs	$1	$(2)
Adjusted Operating Income	$23	$21	$2	10%
Operating Margin	18.3%	15.4%
Adjusted Operating Margin	17.6%	17.1%

Sales in the segment grew 6 percent organically, primarily due to increased radio systems deployments and implementations.  Adjusted operating income increased $2 million due to the higher sales volumes.  Restructuring-related income in the quarter was $1 million, compared to $2 million of costs in the prior-year quarter.  Sales and operating income in both periods benefitted from the federally-mandated rebanding efforts of a customer.

ABOUT TYCO ELECTRONICS

Tyco Electronics Ltd. is a leading global provider of engineered electronic components, network solutions, undersea telecommunication systems and wireless systems, with 2008 sales of $14.8 billion to customers in more than 150 countries.  We design, manufacture and market products for customers in industries from automotive, appliance and aerospace and defense to telecommunications, computers and consumer electronics.  With nearly 8,000 engineers and worldwide manufacturing, sales and customer service capabilities, Tyco Electronics’ commitment is our customers’ advantage.  More information on Tyco Electronics can be found at www.tycoelectronics.com.

CONFERENCE CALL AND WEBCAST

The company will hold a conference call for investors today beginning at 8:30 a.m. EST.  The call can be accessed in three ways:

•                  At Tyco Electronics’ website: http://investors.tycoelectronics.com.

•                  By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 398-9367.  The telephone dial-in number for participants outside the United States is (612) 338-1917.

•                  An audio replay of the conference call will be available beginning at 10:30 a.m. on Nov. 6, 2008 and ending at 11:59 p.m. on Nov. 13, 2008.  The dial-in number for participants in the United States is (800) 475-6701.  For participants outside the United States, the replay dial-in number is (320) 365-3844. The replay access code for all callers is 962724.

NON-GAAP MEASURES

“Organic Sales Growth,” “Adjusted Operating Income,” “Adjusted Earnings Per Share,” “Adjusted Operating Margin,” and “Free Cash Flow” (FCF) are non-GAAP measures and should not be considered replacements for GAAP results.

“Organic Sales Growth” is a useful measure used by the company to measure the underlying results and trends in the business.  The difference between reported net sales growth (the most comparable GAAP measure) and Organic Sales Growth (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures.  Organic Sales Growth is a useful measure of the company’s performance because it excludes items that:  i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity.  It is also a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s sales.  This limitation is best addressed by using organic sales growth in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of Organic Sales Growth.

The company has presented its operating income before unusual items including costs related to the separation, legal settlements, restructuring costs, impairment charges and other income or charges (“Adjusted Operating Income”).  The company utilizes Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions.  It is also a significant component in the company’s incentive compensation plans. Adjusted Operating Income is a useful measure for investors because it better reflects the company’s underlying operating results, trends and the comparability of these results between periods.  The difference between Adjusted Operating Income and operating income (the most comparable GAAP measure) consists of the impact of charges related to litigation settlement costs, separation-related costs and restructuring costs and other income or charges that may mask the underlying operating results and/or business trends.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the company’s reported operating income. This limitation is best addressed by using Adjusted Operating Income in combination with operating income (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

The company has presented adjusted diluted earnings per share, which is earnings per share from continuing operations before unusual items, including costs related to the separation, legal settlements, restructuring costs, impairment charges, loss on retirement of debt and other income or charges (“Adjusted Earnings Per Share”). The company presents Adjusted Earnings Per Share because we believe that it is appropriate for investors to consider results excluding these items in addition to our results in accordance with GAAP. We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of unusual items, which may recur occasionally, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. This limitation is best addressed by using Adjusted Earnings Per Share in combination with earnings per share (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

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The company has presented its operating margin before unusual items including costs related to the separation, legal settlements, restructuring costs and other income or charges (“Adjusted Operating Margin”).  The company presents and forecasts its Adjusted Operating Margin before unusual items to give investors a perspective on the underlying business results.  Because the company cannot predict the amount and timing of such items and the associated charges or gains that will be recorded in the company’s financial statements, it is difficult to include the impact of those items in the forecast.

“Free Cash Flow” (FCF) is a useful measure of the company’s cash generation which is free from any significant existing obligation.  The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify.  FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation.  The difference reflects the impact from:

•                  net capital expenditures,

•                  voluntary pension contributions, and

•                  cash impact of unusual items.

Net capital expenditures are subtracted because they represent long-term commitments.  Voluntary pension contributions are subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity.  The company forecasts its cash flow results excluding any voluntary pension contributions because it has not yet made a determination about the amount and timing of any future such contributions.  In addition, the company’s forecast excludes the cash impact of unusual items because the company cannot predict the amount and timing of such items.

The limitation associated with using FCF is that it subtracts cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and that therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure.  This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

FCF as presented herein may not be comparable to similarly-titled measures reported by other companies.  The measure should be used in conjunction with other GAAP financial measures.  Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period.  See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Business, competitive, regulatory and/or economic factors (including recent developments in the credit markets and volatility in currencies) affecting Tyco Electronics’ businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. In addition, Tyco Electronics’ historical combined financial information is not necessarily representative of the

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results it would have achieved as an independent, publicly-traded company and may not be a reliable indicator of its future results. Tyco Electronics has no intention and is under no obligation to update or alter (and expressly disclaims any such intention or obligation to do so) its forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law.  More detailed information about these and other factors is set forth in Tyco Electronics’ Annual Report on Form 10-K for the fiscal year ended September 28, 2007, as retrospectively adjusted to reflect the Radio Frequency Components and Subsystem and Automotive Sensors businesses as discontinued operations in the Company’s Current Report on Form 8-K filed June 27, 2008, and Quarterly Reports on Form 10-Q for the quarterly periods ended December 28, 2007, March 28, 2008 and June 27, 2008, as well as in current reports on Form 8-K filed by Tyco Electronics.

# # #

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TYCO ELECTRONICS LTD.

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Years Ended
	September 26,	September 28,	September 26,	September 28,
	2008	2007	2008	2007
	(in millions, except per share data)

Net sales	$3,706	$3,488	$14,834	$12,959
Cost of sales	2,795	2,605	11,064	9,620
Gross income	911	883	3,770	3,339
Selling, general, and administrative expenses	423	402	1,680	1,600
Litigation settlement, net	(8)	(4)	22	887
Separation costs	—	19	—	44
Restructuring and other charges, net	123	50	185	92
Impairment of goodwill and long-lived assets	137	—	137	—
Income from operations	236	416	1,746	716
Interest income	7	13	32	53
Interest expense	(46)	(56)	(188)	(231)
Other income (expense)	(39)	13	567	(219)
Income from continuing operations before income taxes and minority interest	158	386	2,157	319
Income taxes	(50)	(144)	(558)	(491)
Minority interest	(1)	(3)	(5)	(6)
Income (loss) from continuing operations	107	239	1,594	(178)
Income (loss) from discontinued operations, net of income taxes	95	17	188	(376)
Net income (loss)	$202	$256	$1,782	$(554)

Basic earnings (loss) per share:
Income (loss) from continuing operations	$0.23	$0.48	$3.30	$(0.36)
Income (loss) from discontinued operations	0.20	0.04	0.39	(0.75)
Net income (loss)	$0.43	$0.52	$3.69	$(1.11)

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$0.23	$0.48	$3.28	$(0.36)
Income (loss) from discontinued operations	0.20	0.03	0.39	(0.75)
Net income (loss)	$0.43	$0.51	$3.67	$(1.11)

Weighted-average number of shares outstanding:
Basic	470	496	483	497
Diluted	473	500	486	497

TYCO ELECTRONICS LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 26,	September 28,
	2008	2007
	(in millions, except share data)
Assets
Current Assets:
Cash and cash equivalents	$1,086	$942
Accounts receivable, net of allowance for doubtful accounts of $42 and $57, respectively	2,726	2,594
Inventories	2,312	2,049
Class action settlement escrow	—	928
Class action settlement receivable	—	2,064
Prepaid expenses and other current assets	767	589
Deferred income taxes	204	325
Assets of discontinued operations	—	505
Total current assets	7,095	9,996
Property, plant, and equipment, net	3,517	3,412
Goodwill	7,068	7,177
Intangible assets, net	486	526
Deferred income taxes	1,915	1,397
Receivable from Tyco International Ltd. and Covidien	1,218	844
Other assets	301	336
Total Assets	$21,600	$23,688

Liabilities and Shareholders’ Equity
Current Liabilities:
Current maturities of long-term debt	$20	$5
Accounts payable	1,469	1,343
Class action settlement liability	—	2,992
Accrued and other current liabilities	1,596	1,417
Deferred revenue	247	181
Liabilities of discontinued operations	—	266
Total current liabilities	3,332	6,204
Long-term debt	3,161	3,373
Long-term pension and postretirement liabilities	721	607
Deferred income taxes	289	271
Income taxes	2,291	1,242
Other liabilities	723	599
Total Liabilities	10,517	12,296
Commitments and contingencies
Minority interest	10	15
Shareholders’ equity:
Preferred shares, $0.20 par value, 125,000,000 shares authorized; none outstanding	—	—
Common shares, $0.20 par value, 1,000,000,000 shares authorized; 500,241,706 and 497,467,930 issued, respectively	100	99
Capital in excess:
Share premium	61	13
Contributed surplus	10,106	10,029
Accumulated earnings	1,141	186
Treasury stock, at cost, 36,904,702 and 44,454 shares, respectively	(1,264)	(2)
Accumulated other comprehensive income	929	1,052
Total Shareholders’ Equity	11,073	11,377
Total Liabilities and Shareholders’ Equity	$21,600	$23,688

TYCO ELECTRONICS LTD.

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended		For the Years Ended
	September 26,	September 28,	September 26,	September 28,
	2008	2007	2008	2007
	(in millions)
Cash Flows From Operating Activities:
Net income (loss)	$202	$256	$1,782	$(554)
(Income) loss from discontinued operations, net of income taxes	(95)	(17)	(188)	376
Income (loss) from continuing operations	107	239	1,594	(178)
Adjustments to reconcile net cash provided by operating activities:
Class action settlement	—	(4)	(936)	887
Depreciation and amortization	145	133	559	514
Deferred income taxes	(29)	42	174	163
Tax sharing expense (income)	39	(13)	(567)	(13)
Impairment of goodwill and long-lived assets	137	—	137	—
Loss on retirement of debt	—	—	—	232
Other	64	9	131	96
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	54	(12)	(106)	(96)
Inventories	27	113	(280)	(89)
Accounts payable	(28)	43	49	84
Accrued and other liabilities	166	129	126	103
Income taxes	15	54	15	(109)
Deferred revenue	(3)	(25)	112	33
Other	(54)	(74)	6	(119)
Net cash provided by continuing operating activities	640	634	1,014	1,508
Net cash (used in) provided by discontinued operating activities	(2)	9	(25)	17
Net cash provided by operating activities	638	643	989	1,525
Cash Flows From Investing Activities:
Capital expenditures	(169)	(143)	(619)	(875)
Proceeds from sale of property, plant, and equipment	5	9	42	41
Class action settlement escrow	—	(7)	936	(928)
Proceeds from divestiture of discontinued operations, net of cash retained by businesses sold	469	—	571	227
Other	(8)	(14)	(29)	(3)
Net cash provided by (used in) continuing investing activities	297	(155)	901	(1,538)
Net cash (used in) provided by discontinued investing activities	(1)	24	(6)	10
Net cash provided by (used in) investing activities	296	(131)	895	(1,528)
Cash Flows From Financing Activities:
Net (decrease) increase in commercial paper	(21)	—	630	—
Repayment of long-term debt	(400)	(2,381)	(1,751)	(2,455)
Proceeds from long-term debt	400	2,045	900	5,676
Allocated debt activity	—	—	—	(3,743)
Net transactions with former parent	—	(27)	—	1,112
Repurchase of common shares	(410)	—	(1,242)	—
Payment of common dividends	(66)	—	(271)	—
Proceeds from exercise of share options	3	13	54	13
Transfers to discontinued operations	(69)	47	(80)	(134)
Other	—	(12)	(12)	(15)
Net cash (used in) provided by continuing financing activities	(563)	(315)	(1,772)	454
Net cash provided by (used in) discontinued financing activities	21	(34)	33	(23)
Net cash (used in) provided by financing activities	(542)	(349)	(1,739)	431
Effect of currency translation on cash	(18)	24	1	46
Net increase in cash and cash equivalents	374	187	146	474
Less: net (increase) decrease in cash and cash equivalents related to discontinued operations	(18)	1	(2)	(4)
Cash and cash equivalents at beginning of period	730	754	942	472
Cash and cash equivalents at end of period	$1,086	$942	$1,086	$942

Supplemental Cash Flow Information:
Income taxes paid, net of refunds	$64	$62	$369	$450

Reconciliation to Free Cash Flow:
Net cash provided by continuing operating activities	$640	$634	$1,014	$1,508
Capital expenditures, net	(164)	(134)	(577)	(834)
Class action settlement	—	—	936	—
Income tax advance payment	—	—	—	163
Free cash flow (1)	$476	$500	$1,373	$837

(1) Free cash flow is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

CONSOLIDATED AND COMBINED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended				For the Years Ended
	September 26,		September 28,		September 26,		September 28,
	2008		2007		2008		2007
	($ in millions)
Net Sales:
Electronic Components	$2,713		$2,630		$11,043		$10,111
Network Solutions	561		522		2,163		1,897
Undersea Telecommunications	301		213		1,165		565
Wireless Systems	131		123		463		386
Total	$3,706		$3,488		$14,834		$12,959

Income from Operations:
Electronic Components	$99	3.6%	$347	13.2%	$1,287	11.7%	$1,339	13.2%
Network Solutions	66	11.8%	46	8.8%	254	11.7%	231	12.2%
Undersea Telecommunications	39	13.0%	19	8.9%	160	13.7%	38	6.7%
Wireless Systems	24	18.3%	19	15.4%	67	14.5%	39	10.1%
Litigation settlement, net and
separation costs	8		(15)		(22)		(931)
Total	$236	6.4%	$416	11.9%	$1,746	11.8%	$716	5.5%

TYCO ELECTRONICS LTD.

NET SALES GROWTH RECONCILIATION (UNAUDITED)

						Percentage of
						Segment’s Total
	Change in Net Sales for the Quarter Ended September 26, 2008					Net Sales for the
	versus Net Sales for the Quarter Ended September 28, 2007					Quarter Ended
	Organic (1)		Translation (2)	Total		September 26, 2008
	($ in millions)
Electronic Components (3):
Automotive	$(60)	(6.0)%	$62	$2	0.2%	37%
Computer	(32)	(11.2)	8	(24)	(8.3)	10
Communications	9	4.0	14	23	10.0	9
Industrial	21	13.1	12	33	20.8	7
Aerospace and Defense	14	8.9	4	18	11.8	6
Appliance	—	0.3	7	7	5.3	5
Consumer Electronics	2	2.5	2	4	7.0	2
Other	(1)	(0.1)	21	20	3.3	24
Total	(47)	(1.8)	130	83	3.2	100%
Network Solutions (3):
Energy	11	4.8	14	25	10.7	46%
Communication Service Provider	(5)	(4.0)	3	(2)	(1.4)	26
Building Networks	7	5.8	6	13	10.2	25
Other	2	11.7	1	3	20.0	3
Total	15	2.8	24	39	7.5	100%
Undersea Telecommunications	88	41.5	—	88	41.3
Wireless Systems	7	6.1	1	8	6.5
Total	$63	1.8%	$155	$218	6.3%

						Percentage of
						Segment’s Total
	Change in Net Sales for the Year Ended September 26, 2008					Net Sales for the
	versus Net Sales for the Year Ended September 28, 2007					Year Ended
	Organic (1)		Translation (2)	Total		September 26, 2008
	($ in millions)
Electronic Components (3):
Automotive	$110	2.8%	$354	$464	11.8%	40%
Computer	(66)	(6.2)	38	(28)	(2.6)	9
Communications	98	12.1	58	156	19.2	9
Industrial	87	15.0	55	142	24.5	6
Aerospace and Defense	51	8.7	30	81	13.9	6
Appliance	(9)	(1.8)	33	24	4.7	5
Consumer Electronics	(7)	(3.1)	12	5	2.3	2
Other	(21)	(0.9)	109	88	3.7	23
Total	243	2.4	689	932	9.2	100%
Network Solutions (3):
Energy	49	5.7	78	127	15.0	45%
Communication Service Provider	17	3.2	31	48	9.0	27
Building Networks	51	11.3	37	88	19.3	25
Other	(1)	(2.5)	4	3	4.9	3
Total	116	6.1	150	266	14.0	100%
Undersea Telecommunications	597	105.7	3	600	106.2
Wireless Systems	69	18.0	8	77	19.9
Total	$1,025	7.9%	$850	$1,875	14.5%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TYCO ELECTRONICS LTD.

ADJUSTED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

For the Quarter Ended September 26, 2008

		Adjustments
			Impairment of
		Restructuring	Goodwill			Adjusted
		and Other	and Long-lived	Tax	Other Items,	Results
	U.S. GAAP	Charges, Net	Assets (1)	Items (2)	Net (3)	(Non-GAAP) (4)
	(in millions, except per share data)

Net sales	$3,706	$—	$—	$—	$—	$3,706
Cost of sales	2,795	(8)	—	—	—	2,787
Gross income	911	8	—	—	—	919
Selling, general, and administrative expenses	423	—	—	—	(8)	415
Litigation settlement, net	(8)	—	—	—	8	—
Restructuring and other charges, net	123	(123)	—	—	—	—
Impairment of goodwill and long-lived assets	137	—	(137)	—	—	—
Income from operations	236	131	137	—	—	504
Interest income	7	—	—	—	—	7
Interest expense	(46)	—	—	—	—	(46)
Other income	(39)	—	—	54	—	15
Income from continuing operations before income taxes and minority interest	158	131	137	54	—	480
Income taxes	(50)	5	(27)	(76)	(4)	(152)
Minority interest	(1)	—	—	—	—	(1)
Income from continuing operations	$107	$136	$110	$(22)	$(4)	$327

Basic earnings per share:
Income from continuing operations	$0.23					$0.70
Diluted earnings per share:
Income from continuing operations	$0.23					$0.69

Weighted-average number of shares outstanding:
Basic	470					470
Diluted	473					473

ADJUSTED CONSOLIDATED INCOME FROM OPERATIONS BY SEGMENT (UNAUDITED)

For the Quarter Ended September 26, 2008

		Adjustments
			Impairment of
		Restructuring	Goodwill			Adjusted
		and Other	and Long-lived	Tax	Other Items,	Results
	U.S. GAAP	Charges, Net	Assets (1)	Items (1)	Net (1)	(Non-GAAP) (2)
	(in millions)

Income from Operations:
Electronic Components	$99	$125	$137	$—	$8	$369
Network Solutions	66	5	—	—	—	71
Undersea Telecommunications	39	2	—	—	—	41
Wireless Systems	24	(1)	—	—	—	23
Litigation settlement, net	8	—	—	—	(8)	—
Total	$236	$131	$137	$—	$—	$504

(1) Consists of goodwill impairment of $103 million and long-lived asset impairment of $34 million.

(2) Includes $22 million of income related to various tax matters, including a tax settlement.

(3) Consists of $8 million of income related to insurance recoveries on legacy securities litigation and $8 million of costs related to a customs settlement.

(4) Adjusted results is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

ADJUSTED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

For the Quarter Ended September 28, 2007

		Adjustments
			Restructuring
			and Other
		Separation	Charges, Net		Adjusted
		Related	and Related	Other Items,	Results
	U.S. GAAP	Costs (1)	Costs (2)	Net (3)	(Non-GAAP) (4)
	(in millions, except per share data)

Net sales	$3,488	$—	$—	$—	$3,488
Cost of sales	2,605	—	(8)	—	2,597
Gross income	883	—	8	—	891
Selling, general, and administrative expenses	402	—	—	—	402
Litigation settlement, net	(4)	—	—	4	—
Separation costs	19	(19)	—	—	—
Restructuring and other charges, net	50	—	(50)	—	—
Income from operations	416	19	58	(4)	489
Interest income	13	—	—	—	13
Interest expense	(56)	—	—	—	(56)
Other expense	13	—	—	—	13
Income from continuing operations before income taxes and minority interest	386	19	58	(4)	459
Income taxes	(144)	(6)	(18)	—	(168)
Minority interest	(3)	—	—	—	(3)
Income from continuing operations	$239	$13	$40	$(4)	$288

Basic earnings per share:
Income from continuing operations	$0.48				$0.58
Diluted earnings per share:
Income from continuing operations	$0.48				$0.58

Weighted-average number of shares outstanding:
Basic	496				496
Diluted	500				500

ADJUSTED CONSOLIDATED INCOME FROM OPERATIONS BY SEGMENT (UNAUDITED)

For the Quarter Ended September 28, 2007

		Adjustments
			Restructuring
			and Other
		Separation	Charges, Net		Adjusted
		Related	and Related	Other Items,	Results
	U.S. GAAP	Costs (1)	Costs (2)	Net (3)	(Non-GAAP) (4)
	(in millions)
Income from Operations:
Electronic Components	$347	$—	$23	$—	$370
Network Solutions	46	—	31	—	77
Undersea Telecommunications	19	—	2	—	21
Wireless Systems	19	—	2	—	21
Litigation settlement, net and separation costs	(15)	19	—	(4)	—
Total	$416	$19	$58	$(4)	$489

(1) Includes $19 million of separation costs, primarily related to employee costs.

(2) Includes $55 million of net restructuring and other charges, of which $5 million is recorded in cost of sales, and $3 million of restructuring related moving costs (recorded in cost of goods sold).

(3) Consists of $4 million of income related to an insurance recovery on legacy securities litigation.

(4) Adjusted results is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

ADJUSTED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

For the Year Ended September 26, 2008

		Adjustments
			Impairment of
		Restructuring	Goodwill			Adjusted
		and Other	and Long-lived	Tax	Other Items,	Results
	U.S. GAAP	Charges, Net	Assets (1)	Items (2)	Net (3)	(Non-GAAP) (4)
	(in millions, except per share data)

Net sales	$14,834	$—	$—	$—	$—	$14,834
Cost of sales	11,064	(9)	—	—	—	11,055
Gross income	3,770	9	—	—	—	3,779
Selling, general, and administrative expenses	1,680	—	—	—	28	1,708
Litigation settlement, net	22	—	—	—	(22)	—
Restructuring and other charges, net	185	(185)	—	—	—	—
Impairment of goodwill and long-lived assets	137	—	(137)	—	—	—
Income from operations	1,746	194	137	—	(6)	2,071
Interest income	32	—	—	—	—	32
Interest expense	(188)	—	—	—	—	(188)
Other income	567	—	—	(518)	—	49
Income from continuing operations before income taxes and minority interest	2,157	194	137	(518)	(6)	1,964
Income taxes	(558)	(14)	(27)	(76)	16	(659)
Minority interest	(5)	—	—	—	—	(5)
Income from continuing operations	$1,594	$180	$110	$(594)	$10	$1,300

Basic earnings per share:
Income from continuing operations	$3.30					$2.69
Diluted earnings per share:
Income from continuing operations	$3.28					$2.67

Weighted-average number of shares outstanding:
Basic	483					483
Diluted	486					486

ADJUSTED CONSOLIDATED INCOME FROM OPERATIONS BY SEGMENT (UNAUDITED)

For the Year Ended September 26, 2008

		Adjustments
			Impairment of
		Restructuring	Goodwill			Adjusted
		and Other	and Long-lived	Tax	Other Items,	Results
	U.S. GAAP	Charges, Net	Assets (1)	Items (2)	Net (3)	(Non-GAAP) (4)
	(in millions)
Income from Operations:
Electronic Components	$1,287	$166	$137	$—	$(28)	$1,562
Network Solutions	254	23	—	—	—	277
Undersea Telecommunications	160	5	—	—	—	165
Wireless Systems	67	—	—	—	—	67
Litigation settlement, net	(22)	—	—	—	22	—
Total	$1,746	$194	$137	$—	$(6)	$2,071

(1) Consists of goodwill impairment of $103 million and long-lived asset impairment of $34 million.

(2) In connection with the adoption of FIN 48, the Company recorded other income of $545 million pursuant to its Tax Sharing Agreement with Tyco International and Covidien. The Company also recorded income of $49 million related to various tax matters, including a tax settlement.

(3) Consists of $22 million of net costs related to the settlement of legacy securities litigation, $36 million gain on the sale of real estate, and $8 million of costs related to a customs settlement.

(4) Adjusted results is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

ADJUSTED CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

For the Twelve Months Ended September 28, 2007

		Adjustments
			Restructuring
			and Other
		Separation	Charges, Net		Adjusted
		Related	and Related	Other Items,	Results
	US GAAP	Costs (1)	Costs (2)	Net (3)	(Non-GAAP) (4)
	(in millions, except per share data)

Net sales	$12,959	$—	$—	$—	$12,959
Cost of sales	9,620	—	(8)	—	9,612
Gross income	3,339	—	8	—	3,347
Selling, general, and administrative expenses	1,600	(41)	—	—	1,559
Litigation settlement, net	887	—	—	(887)	—
Separation costs	44	(44)	—	—	—
Restructuring and other charges, net	92	—	(92)	—	—
Income from operations	716	85	100	887	1,788
Interest income	53	—	—	—	53
Interest expense	(231)	—	—	—	(231)
Other (expense) income, net	(219)	—	—	232	13
Income from continuing operations before income taxes and minority interest	319	85	100	1,119	1,623
Income taxes	(491)	(25)	(32)	—	(548)
Minority interest	(6)	—	—	—	(6)
Income (loss) from continuing operations	$(178)	$60	$68	$1,119	$1,069

Basic earnings (loss) per share:
Income (loss) from continuing operations	$(0.36)				$2.15
Diluted earnings (loss) per share:
Income (loss) from continuing operations	$(0.36)				$2.14

Weighted-average number of shares outstanding:
Basic	497				497
Diluted	497				500

ADJUSTED CONSOLIDATED AND COMBINED INCOME FROM OPERATIONS BY SEGMENT (UNAUDITED)

For the Twelve Months Ended September 28, 2007

		Adjustments
			Restructuring
			and Other
		Separation	Charges, Net		Adjusted
		Related	and Related	Other Items,	Results
	US GAAP	Costs (1)	Costs (2)	Net (3)	(Non-GAAP) (4)
	(in millions)
Income from Operations:
Electronic Components	$1,339	$33	$57	$—	$1,429
Network Solutions	231	5	35	—	271
Undersea Telecommunications	38	1	5	—	44
Wireless Systems	39	2	3	—	44
Litigation settlement, net and separation costs	(931)	44	—	887	—
Total	$716	$85	$100	$887	$1,788

(1) Includes $44 million of separation costs, primarily related to employee costs, and $41 million of costs related to building separate company functions that did not exist in the prior year.

(2) Includes $97 million of net restructuring and other charges, of which $5 million is recorded in cost of sales, and $3 million of restructuring related moving costs (recorded in cost of goods sold).

(3) Consists of $887 million of net costs related to legacy securities litigation and a $232 million loss on retirement of debt.

(4) Adjusted results is a non-GAAP measure. See description of non-GAAP measures contained in this release.